DENNIS H. JOHNSTON, A Professional Law Corporation
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                                                            9422 Canfield Dr.
                                                            La Habra, CA 90631
                                                            Tel: (562) 694-5092
                                                            Fax: (562) 694-0412


September 12, 2006

Board of Directors
US China Channel Inc.
665 Ellsworth Avenue
New Haven, CT 06511

Re:   Registration Statement on Form SB-2

Gentlemen:

I have acted as counsel to USChina Channel Inc. (the Company) in connection with the filing on or about September 12, 2006 of its registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933 (the "Act") and the rules and regulations promulgated hereunder (the "Rule and Regulation"). The Registration Statement relates to Four Hundred Thousand (400,000) shares of the common stock, par value $0.001 per share, of the Company (the "Company Stock"), which may be offered and sold by the Company through a Registration Statement on Form SB-2 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

   In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

  (1) Article of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the state of Nevada;
  (2) The records of corporate proceedings relating to the issuance of the Shares;
  (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement; and
  (4) The other exhibits of the Registration Statement.

  I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.

   Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares, if issued and sold as described in the Registration Statement:








          DENNIS H. JOHNSTON, A Professional Law Corporation
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Board of Directors
US China Channel Inc.
665 Ellsworth Avenue
New Haven, CT 06511
Page two

   (1) will have been duly authorized, legally issued, fully paid and non-assessable, and
   (2) when issued will be a valid and binding obligation of the incorporation.

   My opinion is subject to the qualification that no opinion is expressed herein as to the application of the state securities or Blue-Sky laws.

   This opinion is furnished by me as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without my prior written consent.

I am a member in good standing of the bar of the State of California and the opinion set forth herein is limited to matters governed by the Federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and the Rules and regulations and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without my prior written consent. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under caption "Legal Matters" therein.


                                       Very truly yours

                                  By: /s/   Dennis H. Johnston
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                                           Dennis H. Johnston
                                    A Professional Law Corporation